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                                                       EXHIBIT 3


                             CONSENT

    (a) The consent of Michael P. Sullivan, Vice President, Secretary and General Counsel of the System is contained in his opinion, filed as Exhibit 4.


    (b) The consent of Arthur Andersen LLP is set forth below.




            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our reports dated February 17, 1994 included or incorporated by reference in Commonwealth Energy System's Annual Report on Form 10-K for the year ended December 31, 1993 and to all references to our Firm in this registration statement.



                                   ARTHUR ANDERSEN LLP
                                   Arthur Andersen LLP


Boston, Massachusetts,
January 26, 1995.